UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2023

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(575) 424-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 24, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the By-Laws, as amended, of Virgin Galactic Holdings, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) elected Henio R. Arcangeli, Jr. as a director, with an initial term expiring at the 2024 annual meeting of the Company’s stockholders. The Board has determined that Mr. Arcangeli is independent under applicable standards.

Mr. Arcangeli, 60, most recently served as Senior Vice President of the Automobile Division of American Honda Motor Co., Inc., where he oversaw the Honda and Acura brands within the Automobile Division, from 2017 to 2020. Prior to American Honda, from 2014 to 2016, Mr. Arcangeli was President of Yanmar North America, a global manufacturer of diversified industrial and consumer products. Prior to that, Mr. Arcangeli served as a senior executive with Yamaha Motor Corporation USA for eight years, including serving as President of the Motorsports Group Company. From 2002 to 2006, he was an executive at Pioneer Electronics (USA), including serving as President & Chief Operating Officer of the Strategic Business Services Group. Earlier, he held senior roles at Thermador Corporation, as well as General Electric Company. Mr. Arcangeli currently serves as an Advisor to Ouster, Inc. and ICON Aircraft Company, is a member of the Board of Trustees and past Chairman of Kettering University, is a member of the Board of Directors for the Long Beach Rescue Mission, and Chairman of the Long Beach Rescue Mission Foundation. Mr. Arcangeli holds a bachelor’s degree in mechanical engineering from the General Motors Institute (now Kettering University), a master of engineering (mechanical) from Cornell University and a master in business administration from Stanford Graduate School of Business.

In connection with his appointment to the Board, Mr. Arcangeli is eligible to receive compensation in accordance with the Company’s Non-Employee Director Compensation Program, as such program may be amended from time to time.

Mr. Arcangeli has entered into the Company’s standard form of indemnification agreement for its directors and officers.

Director Retirement

Additionally, on August 24, 2023, Dr. Wanda Austin notified the Board and the Company that she is retiring from the Board, effective immediately. Dr. Austin’s retirement was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

The Company thanks Dr. Austin for her years of service and valuable contributions to the Company.

Item 8.01.	Other Events.

On August 24, 2023 the Company issued a press release announcing the election of Mr. Arcangeli to the Board and Dr. Austin’s retirement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: August 24, 2023	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Secretary